CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Financial Highlights" and "General Information -
Independent Auditors" and to the incorporation by reference of our report dated February 14, 2000 in this Registration
Statement (Form N-1A 33-18647 and 811-5398) of Alliance
Variable Products Series Fund, Inc.


         /s/ ERNST & YOUNG LLP


New York, New York
April 25, 2000